Exhibit 10.26

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended from time to time, this “Security Agreement”), dated as of November 30, 2010, is entered into and executed by CONN’S, INC., a Delaware corporation (“Parent”), CAI HOLDING CO., a Delaware corporation (“CAIH”), CAI CREDIT INSURANCE AGENCY, INC., a Louisiana corporation (“CAIC”), CONN LENDING, LLC, a Delaware limited liability company (“CLL”), and CAIAIR, INC., a Delaware corporation (“CAIAIR”; together with Parent, CAIH, CAIC, and CLL, each a “Grantor” and, collectively, the “Grantors”), collectively, on one hand, and GA CAPITAL, LLC, in its capacity as agent for Lenders (as hereinafter defined) (in such capacity, “Agent”), on the other hand, in light of the following facts:

R E C I T A L S:

WHEREAS, reference is made to that certain Term Loan and Security Agreement dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), by and among Parent, Conn Appliances, Inc., a Texas corporation (“CAI”), Conn Credit I, LP, a Texas limited partnership (“CCI”), and Conn Credit Corporation, Inc., a Texas corporation (“CCCI”, and together with CAI and CCI, collectively, “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, “Lenders”), and Agent, as administrative agent and collateral agent for the Lenders;

WHEREAS, reference is also made to that certain Continuing Guaranty dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Guaranty”), executed by the Grantors in favor of the Agent pursuant to which each Grantor guarantees the payment and performance of the Guaranteed Obligations (as defined in the Guaranty);

WHEREAS, the Lenders have agreed to make the Term Loan to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Loan Agreement;

WHEREAS, each Grantor acknowledges that it will receive direct and indirect benefits from the Term Loan to be provided by the Lenders under the terms of the Loan Agreement; and

WHEREAS, the obligations of the Lenders to make the Term Loan are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.             DEFINED TERMS.  The following terms shall have the following respective meanings:

Affiliate:  with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Collateral: has the meaning set forth in Section 2.

GA Capital Indemnitees: GA Capital, LLC and its officers, directors, employees, Affiliates, and agents.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Indemnitees: Lender Indemnitees, and GA Capital Indemnitees.

Intellectual Property:  all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, and agents.

Lien:  any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver:  an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a licensor’s Intellectual Property rights, the licensor grants to Agent the right, vis-à-vis such licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable license.

Property:  any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Secured Obligations: all indebtedness, liabilities and other obligations of each Grantor arising under the Guaranty, including, without limitation, the “Guaranteed Obligations” (as defined in the Guaranty), whether for principal, interest, reasonable fees, or reasonable out-of-pocket expenses or otherwise, and all obligations of any Grantor now or hereafter existing under this Security Agreement.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.  All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein, including: “Account,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

2.             GRANT OF LIEN.  As security for all Secured Obligations, each Grantor hereby grants to Agent, for the benefit of Agent and the Lenders, a continuing security interest in, Lien on, assignment of and right of set-off against, such Grantor’s right, title, and interest in and to all of the following Property and assets of such Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located (the “Collateral”):

(a)          all Accounts;

(b)          all Chattel Paper, including electronic chattel paper;

(c)          all Commercial Tort Claims;

(d)          all Deposit Accounts;

(e)          all Documents;

(f)           all General Intangibles, including Intellectual Property;

(g)          all Goods, including Inventory, Equipment and fixtures;

(h)          all Instruments;

(i)           all Investment Property;

(j)           all Letter-of-Credit Rights;

(k)          all Supporting Obligations;

(l)           all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender;

(m)         all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)           all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

3.             PERFECTION AND PROTECTION OF SECURITY INTEREST.

(a)           Each Grantor shall, at its expense, perform all steps requested by Agent at any time to perfect, maintain, protect, and enforce Agent’s Liens, including:  (i) executing, delivering and/or filing and recording of the any agreements and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Agent; and (ii) delivering to Agent or Agent’s designee (including the ABL Agent as agent for the Agent under the Intercreditor Agreement) the originals of all Instruments, Documents, and tangible Chattel Paper, and all other Collateral in such Grantor’s possession of which Agent determines it should have physical possession in order to perfect or protect Agent’s Lien therein, duly pledged, endorsed, or assigned to Agent or Agent’s designee (including the ABL Agent as agent for the Agent under the Intercreditor Agreement) without restriction.

(b)           Each Grantor shall hold all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock papers executed in blank), Chattel Paper and Instruments as a custodian for the benefit of Agent.

(c)           Upon request by Agent, each Grantor shall obtain or use its commercially reasonable efforts to obtain Lien Waivers with respect to the Collateral.

(d)           Each Grantor shall obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor.

(e)           Each Grantor shall take all steps necessary to grant Agent control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in the Uniform Electronic Transactions Act.

(f)           Promptly upon request, Grantors shall deliver to Agent or Agent’s designee (including the ABL Agent as agent for the Agent under the Intercreditor Agreement) such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Security Agreement.  Each Grantor authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Grantor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date (as defined in the Loan Agreement) to effect or perfect its Lien on any Collateral.

(g)           Grantors shall promptly notify Agent in writing if any Grantor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $500,000) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of the Lenders) a duly perfected second-priority Lien (subject only to the first-priority lien of the ABL Agent) upon such claim.

(h)           So long as the Guaranty is in effect and until all Secured Obligations have been fully satisfied, Agent’s Liens shall continue in full force and effect in all Collateral.

(i)           Except as set forth in the Loan Agreement, no Grantor shall merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

4.             LOCATION OF COLLATERAL.

(a)           Each Grantor represents and warrants to Agent and the Lenders that Schedule 4 is a correct and complete list of the location of such Grantor’s chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and

(b)           Each Grantor covenants and agrees that it:

(i)           shall at all times keep the Collateral at its business locations set forth in Schedule 4, except that Grantors may move Collateral to another location in the United States, upon 30 days prior written notice to Agent;
(ii)           will not otherwise change or add to any of such locations, except as otherwise expressly permitted in this Security Agreement or in the Loan Agreement; or
(iii)           will not change the location of its chief executive office from the location identified in Schedule 4, unless it gives Agent at least 30 days’ prior written notice thereof.

5.             CORPORATE NAMES; JURISDICTION OF ORGANIZATION.  Each Grantor represents and warrants to Agent and the Lenders and agrees with Agent and the Lenders that: (a) each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) each Grantor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect; and (c) except as listed on Schedule 5, during the 5 years preceding the Closing Date, no Grantor has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person.

6.             TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL.  Each Grantor represents and warrants to Agent and the Lenders and agrees with Agent and the Lenders that: (a) each Grantor has good and indefeasible title to (or valid leasehold interests in) all of its Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens and minor defects in title to its real estate that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purpose; (b) each Grantor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens; (c) all Liens of Agent in the Collateral are perfected Liens, subject in priority only to the Lien of the ABL Agent and Permitted Liens having priority by operation of law; and (d) no Grantor shall sell, transfer or otherwise dispose of any of its real or personal Property except as necessary in the ordinary course of any Grantor’s business.

7.             ACCESS AND EXAMINATION.  Subject to the limitations set forth in the Loan Agreement, Agent may at all reasonable times during regular business hours have access to, examine, make extracts from or copies of and inspect any or all of each Grantor’s records, files, and books of account and the Collateral, and discuss each Grantor’s affairs with such Grantor’s officers and management.  Each Grantor will deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for such Grantor.  Agent may, without expense to Agent, use such of the Grantors’ respective personnel, supplies, and real estate as may be reasonably necessary for maintaining or enforcing Agent’s Liens.  Agent shall have the right, at any time, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

      8.             ACCOUNTS.  Each Grantor hereby represents and warrants to Agent and the Lenders, with respect to such Grantor’s Accounts, that each existing Account represents, and each future Account will represent, a bona fide obligation of the account debtor with respect thereto and is and will be for a liquidated amount payable by the account debtor thereon.

9.             COLLECTION OF ACCOUNTS; PAYMENTS.

(a)           Grantors shall make collection of all Accounts and other Collateral for Agent, shall receive all payments as Agent’s trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Dominion Account.  Agent or Agent’s designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to Agent and of Agent’s Lien therein, and may collect them directly and apply the proceeds thereof to the repayment of the Secured Obligations.

(b)           If sales of any Grantor’s Inventory are made or services are rendered for cash, the Grantors shall immediately deposit into a Dominion Account the cash which such Grantor receives.

(c)           Subject to the terms of the Intercreditor Agreement, all payments including immediately available funds received by Agent at a bank account designated by it, will be Agent’s sole property for its benefit and the benefit of the Lenders.

10.             INVENTORY.  Each Grantor represents and warrants to Agent and the Lenders and agrees with Agent and the Lenders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor’s business, and is and will be fit for such purposes subject to ordinary wear and tear.  Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.

11.             EQUIPMENT.  Each Grantor represents and warrants to Agent and the Lenders and agrees with Agent and the Lenders that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor’s business, and is and will be fit for such purposes subject to ordinary wear and tear.  Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.  No Grantor will, without Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

12.             DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER.  Each Grantor represents and warrants to Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, Letter of Credit Rights and Chattel Paper are and will be owned by such Grantor, free and clear of all Liens other than Permitted Liens.  If any Grantor retains possession of any Chattel Paper or Instruments with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend:  “This instrument or agreement is assigned as collateral to GA Capital, LLC.”

13.             RIGHT TO CURE.  Agent may, in its discretion, pay any amount or do any act required of any Grantor hereunder in order to preserve, protect, maintain or enforce the Secured Obligations, the Collateral or Agent’s Liens therein, and which such Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral.  Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

14.             POWER OF ATTORNEY.  Each Grantor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Grantor’s name, but at the cost and expense of Grantor, during the existence of an Event of Default:

(a)           Endorse a Grantor’s name on any payment item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)           (i) notify any account debtors of the assignment of their Accounts, demand and enforce payments on Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any claims with respect to amounts due on Accounts or other Collateral, or any legal proceedings brought to collect on Accounts or other Collateral; (iii) sell or assign any Account and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign a Grantor’s name to a proof of claim or other document in a bankruptcy of a account debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Grantor, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Account, Inventory or other Collateral; (viii) use a Grantor’s stationery and sign its name to verifications of Accounts and notices to account debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which a Grantor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Grantor’s obligations hereunder or under the Guaranty.

15.             AGENT’S AND LENDERS’ RIGHTS, DUTIES AND LIABILITIES.

(a)           Each Grantor assumes all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral.  The Secured Obligations shall not be affected by any failure of Agent or any Lender to take any steps to perfect Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Secured Obligations.  Following the occurrence and during the continuation of an Event of Default, Agent may (but shall not be required to),  without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Secured Obligations or under the Guaranty or any other agreement now or hereafter existing between Agent and/or any Lender and any Grantor.

(b)           It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it  thereunder.  Except as required by Applicable Law, neither Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or license pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)           Agent may at any time after a Default or an Event of Default has occurred and is continuing (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantors, notify account debtors, and other Persons obligated on the Collateral that Agent has a Lien therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders.  Upon the request of Agent, Grantor shall so notify account debtors and other Persons obligated on Collateral.  Once any such notice has been given to any account debtor or other Person obligated on the Collateral, no Grantor shall give any contrary instructions to such account debtor or other Person without Agent’s prior written consent.

(d)           Agent may at any time in Agent’s own name or in the name of any Grantor communicate with such Grantor’s account debtors, parties to such Grantor’s contracts and obligors in respect of such Grantor’s Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount and terms of such Grantor’s Accounts, payment intangibles, Instruments or Chattel Paper.  If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.  Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

16.             PATENT, TRADEMARK AND COPYRIGHT COLLATERAL.  Each Grantor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others except for any such conflict of infringement that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to any Grantor’s knowledge, threatened claim against the Intellectual Property with respect to such Grantor or any of such Grantor’s Property (including any Intellectual Property).  No Grantor pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Parent or its Subsidiaries is shown on Schedule 16.

17.             INDEMNIFICATION.  EACH GRANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party hereto have any obligation hereunder to indemnify or hold harmless an Indemnitee with respect to a claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

18.             LIMITATION ON LIENS ON COLLATERAL.  No Grantor will create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

19.             NOTICE REGARDING COLLATERAL.  Each Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect.

20.             REMEDIES; RIGHTS UPON DEFAULT.

(a)           If any Event of Default shall have occurred and be continuing, Agent may exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Grantors to assemble Collateral, at Grantors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Grantor, Grantors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its sole discretion, deems advisable.  Each Grantor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Grantor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Secured Obligations.

(b)           Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)           All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Grantors contained in this Security Agreement or any other the Loan Documents are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

(d)           The failure or delay of Agent or any Lender to require strict performance by Grantors with any terms of this Security Agreement or the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing.  All rights and remedies shall continue in full force and effect until Full Payment of all Secured Obligations.

21.             GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY.  Except as is prohibited by an existing and enforceable anti-assignment provision (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity), and without limiting the Agent’s rights as the holder of a Lien in such Intellectual Property, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Grantors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Grantor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

22.             LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

23.             MISCELLANEOUS.

(a)           Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b)           Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Guaranty.

(c)           Severability.  Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Security Agreement shall remain in full force and effect.

(d)           Termination of this Security Agreement.

(i)           Except for those provisions which expressly survive the termination thereof, this Agreement and the Lien granted herein shall terminate when all of the Secured Obligations (other than contingent indemnification obligations for which claims have not yet been asserted) have indefeasibly been paid in full in cash or otherwise satisfied, at which time the Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements, releases and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that this Agreement and the Lien granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of any Grantor; provided, further, that in connection with the termination of this Agreement and the Lien granted herein, the Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Lenders against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, (y) any Secured Obligations that may thereafter arise under Section 14.2 of the Loan Agreement, and (z) any other obligations that may thereafter arise, or any unknown obligations that may exist, under any Loan Document.

(ii)           The Collateral shall be released from the Lien granted in this Agreement in accordance with the provisions of the Loan Agreement.  Upon termination hereof or any release of Collateral in accordance with the provisions of the Loan Agreement, the Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Agent, such of the Collateral to be released (in the case of a release) or all of the Collateral (in the case of termination of this Security Agreement) as may be in possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(e)           Successors and Assigns.  This Security Agreement shall be binding upon and inure to the benefit of Grantors, Agent, Lenders, and their respective successors and assigns, except that (a) no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement; and (b) any assignment by a Lender must be made in compliance with Section 13.3 of the Loan Agreement.

(f)           Counterparts.  This Security Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Security Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of this Security Agreement by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.

(g)           Governing Law.  THIS SECURITY AGREEMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

(h)           Consent to Forum; Waiver of Jury Trial.

(i)           Forum.  EACH GRANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH GRANTOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Grantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Security Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

(ii)           Jury Trial Waiver.  EACH OF THE GRANTORS AND THE AGENT, FOR ITSELF AND ON BEHALF OF THE LENDERS, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH OF THE GRANTORS AND THE AGENT, FOR ITSELF AND ON BEHALF OF THE LENDERS,  BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23(h).

(i)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23(b).

(j)           Section Titles.  Section titles appear as a matter of convenience only and shall not affect the interpretation of this Security Agreement.

24.             Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Lien granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

CONN’S, INC.,
a Delaware corporation

By: /s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President and Chief Financial Officer

CAI CREDIT INSURANCE AGENCY, INC.,
a Louisiana corporation

By: /s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer

CAI HOLDING CO.,
a Delaware corporation

By: /s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer and Treasurer
Address:

CONN LENDING, LLC,
a Delaware limited liability company

By: /s/ Mary S. Stawikey
Name: Mary S. Stawikey
Title: President and Secretary

CAIAIR, INC.,
a Delaware corporation

By: /s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Financial Officer and Treasurer

S-1
Security Agreement (Guarantors)

GA CAPITAL, LLC,
as Agent

By: /s/ David Storer
Name: David Storer
Title: Director

S-2
Security Agreement (Guarantors)

SCHEDULE 4
To
AMENDED AND RESTATED SECURITY AGREEMENT
LOCATION OF COLLATERAL

A.           Location of Chief Executive Office

Conn’s, Inc.:	3295 College Street, Beaumont, Texas 77701.

CAI Holding Co.:	3295 College Street, Beaumont, Texas 77701.

CAI Credit Insurance Agency, Inc.:	3295 College Street, Beaumont, Texas 77701.

Conn Lending, LLC:	103 Foulk Rd., Ste. 202, Wilmington, DE 19803.

CAIAIR, Inc.:	2711 Centerville Rd., Ste. 400, Wilmington, DE 19808.

B.           Location of Books and Records

Conn’s, Inc.:	3295 College Street, Beaumont, Texas 77701.

CAI Holding Co.:	3295 College Street, Beaumont, Texas 77701.

CAI Credit Insurance Agency, Inc.:	3295 College Street, Beaumont, Texas 77701.

Conn Lending, LLC:	103 Foulk Rd., Ste. 202, Wilmington, DE 19803.

CAIAIR, Inc.:	3295 College Street, Beaumont, Texas 77701.

C.           Location of Collateral

Conn’s, Inc.:	3295 College Street, Beaumont, Texas 77701.

CAI Holding Co.:	3295 College Street, Beaumont, Texas 77701.

CAI Credit Insurance Agency, Inc.:	3295 College Street, Beaumont, Texas 77701.

Conn Lending, LLC:	103 Foulk Rd., Ste. 202, Wilmington, DE 19803.

CAIAIR, Inc.:	3295 College Street, Beaumont, Texas 77701.

D.           Location of all other places of business

NONE.

E.           Location of leased facilities and name of lessor/sublessor

NONE.

Schedule 4

SCHEDULE 5
To
AMENDED AND RESTATED SECURITY AGREEMENT
CORPORATE NAMES

1.	In the conduct of their businesses during five years preceding the Closing Date, each Grantor has used the following names:

Entity	Fictitious, Trade or Other Name
Conn’s, Inc.	None

CAI Holding Co.	None

CAI Credit Insurance Agency, Inc.	None

Conn Lending, LLC, as a Subsidiary	None

CAIAIR, Inc.	None

2.	In the five years preceding the Closing Date, no Grantor has been the surviving corporation of a merger or combination, except:

NONE.

3.	In the five years preceding the Closing Date, no Grantor has acquired any substantial part of the assets of any Person, except:

NONE.

Schedule 5

SCHEDULE 16
To
AMENDED AND RESTATED SECURITY AGREEMENT
PATENTS, TRADEMARKS AND COPYRIGHTS

    1.      Parent’s and its Subsidiaries’ patents:

NONE.

2.      Parent’s and its Subsidiaries’ trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
CONN’S AWARD WINNING SERVICE SINCE 1890	Conn’s, Inc.	Registered	2,758,779	September 2, 2003
CONN’S	Conn’s, Inc.	Registered	2,824,660	March 23, 2004

    3.      Parent’s and its Subsidiaries’ copyrights:

NONE.

Schedule 16